EXHIBIT 2.1

                        AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 14, 1997, by and among VITAL SIGNS, INC., a New Jersey corporation having its principal place of business at 20 Campus Road, Totowa, New Jersey ("VSI"), VSI ACQUISITION CORPORATION, a Colorado corporation and a wholly-owned subsidiary of VSI, having its principal place of business at 20 Campus Road, Totowa, New Jersey ("Newco"), and MARQUEST MEDICAL PRODUCTS, INC., a Colorado corporation having its principal place of business at 11039 East Lansing Circle, Englewood, Colorado (the "Company"),

                                WITNESSETH THAT:

         WHEREAS, the Boards of Directors of VSI, Newco and the Company, deeming it advisable for the mutual benefit of VSI, Newco and the Company and their respective shareholders, that VSI acquire the Company by the merger of the Company and Newco under the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree that the Company and Newco shall be merged in accordance with the terms of this Agreement and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

                                    ARTICLE I

                                 PLAN OF MERGER

         SECTION 1.1 Structure. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the Business Corporation Act of the State of Colorado (the "BCA"), the following shall occur:

                  1.1.1 Newco shall be merged with and into the Company. The Company shall be the surviving corporation (the "Surviving Corporation") and upon consummation of the Merger shall become a wholly-owned subsidiary of VSI. The separate existence and corporate organization of Newco shall cease at the Effective Time of the Merger, and thereupon the Company and Newco shall be a single corporation, the name of which shall be Marquest Medical Products, Inc. The Company, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Newco in accordance with the BCA.

                  1.1.2 The Articles of Incorporation of the Company shall be amended to contain such provisions as VSI shall determine prior to the Effective Time of the Merger and as such shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

                  1.1.3 The By-Laws of the Company shall be amended to contain such provisions as VSI shall determine prior to the Effective Time of the Merger and as such shall be the by-laws of the Surviving Corporation until amended as provided by law.

                  1.1.4 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the directors of Newco immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation.

                  1.1.5 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the officers of Newco immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation.

                  1.1.6 As soon as practicable after the terms and conditions of this Agreement have been satisfied, and upon consummation of the closing referred to in Article IX hereof (the "Closing"), articles of merger consistent with this Agreement, in the form prescribed by, and properly executed in accordance with, the BCA and in form and substance satisfactory to the parties hereto (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Colorado. The Merger shall become effective when the Articles of Merger are so filed. The date and time when the Merger shall become effective is referred to in this Agreement as the "Effective Time of the Merger".

         SECTION 1.2 Common Stock of Surviving Corporation. Upon consummation of the Merger, each of the issued and outstanding shares of common stock of Newco shall be automatically converted into such number of shares of the common stock of the Surviving Corporation as shall equal the "Outstanding Number". Each such share shall be held by VSI and shall be fully paid and non-assessable. For purposes of this Agreement, the term "Outstanding Number" shall mean the aggregate number of shares of Company Common Stock (as hereinafter defined) outstanding immediately prior to the Effective Time of the Merger divided by the number of shares of common stock of Newco outstanding immediately prior to the Effective Time of the Merger.

         SECTION 1.3 Cancellation or Conversion of Company Common Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder:

                  1.3.1 Any shares of the Company's common stock, no par value ("Company Common Stock"), held in the treasury of the Company, and any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger which are owned by VSI or Newco, shall be canceled and retired. No cash, securities or other consideration shall be paid or delivered in exchange for such Company Common Stock under this Agreement.

                  1.3.2 Except as provided herein with respect to Dissenting Shares (as hereinafter defined), the following provisions shall apply with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger other than the shares canceled pursuant to
Section 1.3.1 hereof:

                           1.3.2.1  Subject to Section  1.3.2.4  hereof,  at the
Effective Time of the Merger, each such share of Company Common Stock outstanding shall be converted, without any action by the holder thereof, into the right to receive from VSI $0.797 in cash, without interest (the "Purchase Price").

                           1.3.2.2 At the Effective Time of the Merger,  (i) VSI
shall deliver to American Stock Transfer and Trust Company or such other institution as shall be designated by VSI as exchange agent (the "Exchange Agent") $12,497,360 in immediately available funds and (ii) the Company shall deliver to the Exchange Agent immediately available funds equal to the amount of consideration received by the Company after the date hereof and prior to the Effective Time of the Merger from the exercise of options and warrants, such amounts to be held by the Exchange Agent, to effect conversions of outstanding Company Common Stock into cash pursuant to Section 1.3.2.1 hereof and to effect exercises of options and warrants that remain exercisable for cash after the Effective Time of the Merger (as described in Section 1.4 hereof), in accordance with the terms of an exchange agency agreement between VSI and the Exchange Agent.

                           1.3.2.3  At the  Effective  Time  of the  Merger  and
subject to Section 1.3.2.4 hereof, each holder of an outstanding certificate or certificates representing Company Common Stock ("Company Stock Certificates") shall, upon surrender thereof to the Exchange Agent together with a letter of transmittal in the form of the letter of transmittal furnished by VSI pursuant to Section 1.3.3 hereof, be entitled to receive a cash amount equal to the Purchase Price, without interest, in exchange for each share of Company Common Stock surrendered. Until so surrendered, each outstanding Company Stock Certificate shall be deemed for all purposes to represent the right to receive the Purchase Price in cash without interest. Whether or not a Company Stock Certificate is surrendered, from and after the Effective Time of the Merger such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation, VSI or any other person, firm or corporation.

                           1.3.2.4  VSI  and the  Exchange  Agent  shall  not be
required to pay a fraction of a penny to any former shareholder of the Company. In lieu of paying any such fraction, VSI and the Exchange Agent shall determine the aggregate consideration payable to each shareholder with respect to all of such shareholder's shares of Company Common Stock and upon tender of all such shares in accordance with the provisions of this Agreement, shall round such consideration up to the nearest whole penny.

                  1.3.3 Promptly after the Effective Time of the Merger, VSI shall deliver to holders of Company Stock Certificates letters of transmittal pursuant to which such certificates may be submitted to the Exchange Agent.

         SECTION 1.4 Options, Warrants and Convertible Securities. The Company covenants, warrants and represents as follows:

                  1.4.1 Option Plan. As of the date hereof, options covering 633,166 shares of Company Common Stock are outstanding under the Company's Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"). Of these "Employee Options" (as defined in Section 2.2 hereof), options covering 297,168 shares of Company Common Stock have per share exercise prices that are less than the Purchase Price. At least 35 days prior to the Effective Time of the Merger, the Company shall provide to each holder of an Employee Option a notice, in accordance with Section 4.2 of the Stock Option Plan, advising each such holder of the terms of the Merger and describing the consequences of the Merger to holders of Employee Options. By virtue of such notice, all outstanding Employee Options shall become exercisable in full and all Employee Options which are not exercised prior to the Effective Time of the Merger shall terminate as of the Effective Time of the Merger. As a result of such termination, neither the Company nor VSI shall have any obligation under the Employee Options at or after the Effective Time of the Merger.

                  1.4.2 Director  Options.  Options  covering  150,000 shares of
Company Common Stock granted to directors of the Company pursuant to Non-Qualified Director Stock Option Agreements were canceled on March 14, 1997. As a result of such cancellations, neither the Company nor VSI shall have any obligation under any such agreements at or after the Effective Time of the Merger.

                  1.4.3 Convertible Securities. Pursuant to the terms of the "Robert Scherer Inducement Agreement" (as defined in Section 2.27 hereof), Robert P. Scherer, Jr. has agreed to convert all principal payable under the "Convertible Note" (as defined in Section 2.2 hereof) into a total of 1,000,000 shares of Company Common Stock prior to the Effective Time of the Merger. By virtue of such conversion, there will be no obligation to pay any interest under the Convertible Note to Robert P. Scherer, Jr. after the effective date of such conversion. There are no other debt or equity instruments outstanding which are convertible into the Company's Common Stock.

                  1.4.4 Scherer Healthcare Warrants. Pursuant to the terms of the "Scherer Healthcare Inducement Agreement" (as defined in Section 2.27 hereof),  Scherer  Healthcare,  Inc.  ("Scherer")  has  agreed  that  as of  the
Effective Time of the Merger, it will exchange the "First ABG Warrants" and "Second ABG Warrants" (as defined in Section 2.2 hereof) and the "Current Warrants" (as defined in Section 2.2 hereof) for a payment equal to $309,260 (representing the number of shares of Company Common Stock covered by the First ABG Warrants, the Second ABG Warrants and the Current Warrants (6,580,000) multiplied by the amount by which the Purchase Price exceeds $0.75, the per share exercise price of the First ABG Warrants, the Second ABG Warrants and the Current Warrants).

                  1.4.5 Swiss Warrants. As of the date hereof, "Swiss Warrants" (as defined in Section 2.2 hereof) covering 1,083,317 shares of Company Common Stock are outstanding. Pursuant to the Swiss Warrant Agreement (as defined in Section 2.2 hereof), the Company and VSI are not required to provide the holders of the Swiss Warrants or any other person or entity any notice describing the consequences of the Merger to holders of Swiss Warrants. By virtue of the provisions of the Swiss Warrant Agreement, upon consummation of the Merger, each outstanding Swiss Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the Swiss Warrant and the Swiss Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

                  1.4.6 Settlement Options. Pursuant to promissory notes (the "Settlement Notes") issued in accordance with the "Settlement Agreement" (as defined in Section 2.2 hereof), two individuals each have an option to acquire 100,000 shares of Company Common Stock by reducing the principal amount of the Settlement Notes. The Company shall pay the holders of the Settlements Notes all amounts outstanding under the Settlement Notes prior to the Effective Time of the Merger. As a result, no obligation to issue capital stock or otherwise will exist after the Effective Time of the Merger pursuant to the Settlement Notes.

                  1.4.7 Consultant's Options. As of the date hereof, the Company is obligated to issue 50,000 shares of Company Common Stock pursuant to the Consultant's Options (as defined in Section 2.2 hereof) at an exercise price of $0.75 per share. At least 35 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the Consultant's Option a notice, in accordance with Section 5(b) of the agreement setting forth the terms of the Consultant's Options, advising such holder of the terms of the Merger and describing the consequences of the Merger to holders of Employee Options. By virtue of such notice, all of the Consultant's Options which are not exercised prior to the Effective Time of the Merger shall terminate as of the Effective Time of the Merger. As a result of such termination, neither the Company nor VSI shall have any obligation under the Consultant's Options at or after the Effective Time of the Merger.

                  1.4.8 Russell Warrants. As of the date hereof, the Company is obligated to issue 75,326 shares of Company Common Stock pursuant to the Russell Warrants (as defined in Section 2.2 hereof) at an exercise price of $1.50 per share. At least 15 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the Russell Warrants the notice required pursuant to Section "e" of the Russell Warrant Agreement (as defined in Section 2.2 hereof). By virtue of the provisions of the Russell Warrant Agreement, upon consummation of the Merger, each outstanding Russell Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the Russell Warrant and the Russell Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

                  1.4.9 ITT Warrants. As of the date hereof, the Company is obligated to issue 10,000 shares of Company Common Stock pursuant to the ITT Warrants (as defined in Section 2.2 hereof) at an exercise price of $4.00 per share. At least 25 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the ITT Warrants the notice required pursuant to
Section 4(f) of the ITT Warrant Agreement (as defined in Section 2.2 hereof). By virtue of the provisions of the ITT Warrant Agreement, upon consummation of the Merger, each outstanding ITT Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the ITT Warrant and the ITT Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         References herein to the "Disclosure Letter" shall mean the letter from the Company to VSI, dated the date hereof, pursuant to which the Company has made certain representations and described certain exceptions to the
representations   set   forth  in  this   Article   II  by   means  of   express
cross-references to the Sections hereof requiring that exceptions be made. Except as set forth in the Disclosure Letter, the Company hereby represents, warrants, and agrees as follows:

         SECTION 2.1 Organization. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged. The Disclosure Letter contains an accurate and complete list of the dates of filing of the Company's articles of incorporation and all amendments thereto with the Colorado Secretary of State and the date of the Company's current by-laws.

         SECTION 2.2 Capitalization. The Company is solely authorized to issue 50,000,000 shares of Company Common Stock. As of the date hereof, there were 14,296,773 shares of Company Common Stock issued and outstanding (the "Outstanding Common Shares"). The Outstanding Common Shares include 25,000 shares of Company Common Stock which were initially issued to Jack L. York as restricted shares, all of which restrictions have lapsed. The Outstanding Common Shares do not include any restricted shares issued to any other director of the Company. If the Effective Time of the Merger occurs prior to August 31, 1997, any restricted shares outstanding on the date hereof, other than the restricted shares owned by Jack L. York, will, by their terms, be forfeited and deemed not to be outstanding as of the Effective Time of the Merger. All of the Outstanding Common Shares have been fully paid, have been validly issued, and are nonassessable. No shares of Company Common Stock have been issued in violation of the preemptive rights of any person or entity and the holders of Outstanding Common Shares do not possess preemptive rights. Except with respect to (i) options covering not more than 633,166 shares of Company Common Stock granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan"), (ii) warrants covering up to 1,083,317 shares of Company Common Stock which were granted to former holders of Swiss bonds at an exercise price of $.75 per share pursuant to a warrant agreement (the "Swiss Warrant Agreement"), dated June 15, 1993, between the Company and Chemical Trust Company of California, as warrant agent (the "Swiss Warrants"), (iii) warrants to purchase through March 31, 1999 up to 1,530,000 shares of Company Common Stock at an exercise price of $.75 per share (the "First ABG Warrants"), which First ABG Warrants were granted to Scherer pursuant to an omnibus agreement, dated April 12, 1993, between the Company and Scherer (the "Omnibus Agreement"), (iv) warrants to purchase through March 31, 2003 up to 4,250,000 shares of Company Common Stock at an exercise price of $.75 per share (the "Second ABG Warrants"), which Second ABG Warrants were granted to Scherer pursuant to the Omnibus Agreement, (v) warrants to purchase through March 31, 1999 up to 800,000 shares of Company Common Stock at an exercise price of $.75 per share (the "Current Warrants"), which Current Warrants were granted to Scherer pursuant to a warrant agreement dated April 12, 1993, (vi) a convertible secured promissory note in the principal amount of $700,000 entitling the holder thereof to acquire up to 1,000,000 shares of Company Common Stock upon conversion thereof (the "Convertible Note"), which Convertible Note was issued to Scherer Capital, LLC on March 28, 1996 and which currently is owned by Robert P. Scherer, Jr., (vii) stock options covering up to 50,000 shares of Company Common Stock granted by the Company to David Hagelstein at an exercise price of $.75 per share (the "Consultant Options"), the terms of which Consultant Options are reflected in an option agreement, dated August 26, 1993, (viii) options granted pursuant to a settlement agreement dated April 30, 1995 (the "Settlement Agreement"), which options (the "Settlement Options") entitle the holders thereof to purchase up to 200,000 shares of Company Common Stock at an exercise price of $1.00 per share, which price is payable by reducing amounts otherwise payable by the Company,
(ix) Warrants to purchase through September 30, 1997 up to 10,000 shares of Company Common Stock at an exercise price of $4.00 per share (the "ITT Warrants"), which ITT Warrants were granted to ITT Commercial Finance Corporation pursuant to a warrant agreement dated October 1, 1992 (the "ITT Warrant Agreement"), (x) warrants to purchase through December 20, 1997 up to 75,326 shares of Company Common Stock at an exercise price of $1.50 per share (the "Russell Warrants"), which Russell Warrants were granted to Robert A. Russell pursuant to a warrant agreement dated November 18, 1992 (the "Russell Warrant Agreement"), and (xi) certain rights (the "Rights") granted pursuant to the Company's Rights Agreement, dated as of August 8, 1991, between the Company and Bank of America National Trust & Savings Association, as amended (the "Rights Agreement"), the Company does not have outstanding any options or warrants to purchase, or contracts to issue, or contracts or any other rights entitling anyone to acquire, shares of its capital stock of any class or kind, or securities convertible into or exchangeable for such shares. In light of commitments made by Robert P. Scherer, Jr. and Scherer to VSI in the Inducement Agreements with respect to the Convertible Note, the First ABG Warrants, the Second ABG Warrants and the Current Warrants, immediately prior to the Effective Time of the Merger the outstanding shares of Company Common Stock shall not exceed the above-mentioned 14,296,773 Outstanding Common Shares plus (a) up to 633,166 shares of Company Common Stock which may be issued between the date hereof and the Closing Date upon the exercise of options previously granted pursuant to the Option Plan, (b) up to 1,083,317 shares of Company Common Stock which may be issued between the date hereof and the Closing Date upon exercise of the Swiss Warrants, (c) up to 800,000 shares of Company Common Stock which may be issued by the Company upon the exercise of the Current Warrants, (d) the 1,000,000 shares of Company Common Stock to be issued upon conversion of the Convertible Note, (e) up to 50,000 shares of Company Common Stock which may be issued upon the exercise of the Consultant's Options, (f) up to 200,000 shares of Company Common Stock which may be issued upon the exercise of the Settlement Options, (g) up to 10,000 shares of Company Common Stock which may be issued upon exercise of the ITT Warrants and (h) up to 75,326 shares of Company Common Stock which may be issued upon exercise of the Russell Warrants. The Disclosure Letter contains a complete and accurate schedule setting forth the names of each holder of the options currently outstanding under the Option Plan ("Plan Options" or "Employee Options"), the First ABG Warrants, the Second ABG Warrants, the Current Warrants, the Convertible Note, the Consultant's Options, the Settlement Options, the ITT Warrants and the Russell Warrants, the number of shares of Company Common Stock currently issuable to each such holder pursuant to such options, warrants and Convertible Note (after giving effect to the anti-dilution provisions applicable thereto), the current exercise price of each of such options, warrants and Convertible Note (after giving effect to the anti-dilution provisions applicable thereto), the dates on which each such option or warrant granted to such holder becomes exercisable (or if such option becomes exercisable in installments, the dates and percentages applicable to such installments) and the date on which each such option or warrant terminates. The Company has amended its Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time.

         SECTION 2.3 Subsidiaries. The Company's subsidiaries (collectively, the "Subsidiaries" and each such entity individually, a "Subsidiary") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each Subsidiary has all requisite corporate power and authority to own its respective property and conduct the respective business in which it is engaged. The Disclosure Letter contains an accurate and complete list of (i) all of the Subsidiaries and (ii) the dates of filing of each Subsidiary's articles of incorporation and all amendments thereto with the Secretary of State of the applicable jurisdiction of organization and the dates of the current by-laws of each such Subsidiary. The Company has no equity interest in any corporation, partnership, limited liability company or other entity other than its interests in the Subsidiaries. All of the Subsidiaries are inactive.

         SECTION 2.3A ABG. As set forth in the Omnibus Agreement, Scherer leases to the Company certain equipment pursuant to the "Equipment Lease" (as such phrase is defined in the Omnibus Agreement) and licenses to the Company certain intellectual property pursuant to the "License of Intellectual Property" (as such phrase is defined in the Omnibus Agreement). The assets leased and licensed by Scherer to the Company pursuant to the Equipment Lease and the License of Intellectual Property, together with any "Improvements" (as such term is defined in the License of Intellectual Property), are all included within the definition of Scheduled Assets in the Scherer Healthcare Inducement Agreement and comprise the only assets of the blood gas collection product line marketed and sold by the Company (such assets and Improvements being hereinafter referred to as the "ABG Assets", such product line being hereinafter referred to as the "ABG Product Line" and the business presently operated by the Company with respect to the ABG Product Line being hereinafter referred to as the "ABG Business") that are owned by any entity other than the Company. All of the equipment leased by Scherer pursuant to the Equipment Lease is located in the Company's premises in Englewood, Colorado. With the exception of the Terumo litigation referred to herein, the Company is not aware of any basis or claim for material indemnification by Scherer against the Company under the Equipment Lease or the License of Intellectual Property.

         SECTION 2.4 Qualifications. The Disclosure Letter contains an accurate and complete list of all States in which the Company and each Subsidiary are qualified to do business. The Company and each Subsidiary are qualified to do business in each State and in each foreign country in which their failure to so qualify would have a material adverse effect on the financial condition, assets, business or operations of the Company and its Subsidiaries, taken as a whole.

         SECTION 2.5 SEC Filings. Since March 30, 1994, the Company has filed with the Securities and Exchange Commission (the "SEC") all reports and statements (consisting solely of those reports described in the Disclosure Letter) which it was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). None of the reports and statements filed by the Company with the SEC pursuant to the 1934 Act from March 30, 1994 through the date hereof (collectively, the "Reports") contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 2.6 Owned Real Estate. The only real estate owned by the Company or any of its Subsidiaries is the real estate on which the Company's principal office is located at 11039 East Lansing Circle, Englewood, Colorado. None of the ABG Assets constitute real estate. All buildings located on such owned real estate (the "Owned Buildings") comply in all material respects with all municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of such buildings and their actual use.

         SECTION 2.7 Leased Real Estate. The Company and its Subsidiaries do not lease any real estate other than pursuant to two real estate leases (the "Leases"). The Business is conducted solely from either the Owned Buildings or from real estate subject to the Leases. The Disclosure Letter contains an accurate and complete list of the dates of the Leases and any amendments thereto. The Company and the Subsidiaries are not in material default under the Leases and the Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default. Consent is required under both of the Leases in connection with the Merger.

         SECTION 2.8 Leased Tangible Personal Property. The Company and its Subsidiaries do not lease any personal property other than pursuant to (i) leases which expire on not more than 90 days notice by the Company or a Subsidiary, (ii) leases which require annual rentals of not more than $25,000,
(iii) the "Equipment Lease" (as defined in the Omnibus Agreement) and (iv) leases ("Personalty Leases") listed in the Disclosure Letter. Scherer is not a lessee of any of the ABG Assets. The Company and the Subsidiaries are not in material default under any of the Personalty Leases or the Equipment Lease and the Company is not aware of any fact which, with notice and/or passage of time, would constitute such a default. No consent is required under the Personalty Leases or the Equipment Lease in connection with the Merger.

         SECTION 2.9 Intentionally Omitted.

         SECTION 2.10 Intangible Personal Property. The Disclosure Letter contains an accurate and complete list of all distributorship, franchise and license agreements (whether the Company or any of its Subsidiaries is the grantor or grantee of such distributorship, franchise or license), and all patents, patent applications, trademarks, trademark applications and trade names (whether the Company or any of its Subsidiaries owns such items or is licensed to use them) currently owned or used by the Company or, with respect to the ABG Assets, Scherer (the "Intellectual Property"). The Company or a wholly-owned Subsidiary of the Company, or, with respect to the ABG Assets, Scherer, is the sole and exclusive owner of, or (in the case of the Company or any of its Subsidiaries) is a valid licensee or lessee of, or has the right to use in the manner currently used, each of said items of Intellectual Property and has the right to use in the manner currently used all other items of intangible personal property (including, without limitation, copyrights) owned or used by the Company or any of its Subsidiaries in any of their businesses or used by Scherer, the Company or any of its Subsidiaries with respect to the ABG Assets or the ABG Business (together with the Intellectual Property, the "Intangible Property"); said items of Intangible Property represent the only intangible personal property required by the Company and its Subsidiaries in order to operate the ABG Business and the businesses presently conducted by the Company and its Subsidiaries; there are no claims or demands against Scherer, the Company or any of its Subsidiaries with respect to any of such items of Intangible Property, and no proceedings have been instituted, are pending, or to the knowledge of the Company have been threatened to terminate or cancel any such agreements or which challenge the right of Scherer, the Company or any of its Subsidiaries with respect to any of said items of Intangible Property; and there are no facts known to the Company which make it likely that any such agreements will not be renewed at their next expiration date or which might reasonably serve as the basis, in whole or in part, of any claim that any part of the business carried on by the Company or any of its Subsidiaries infringes the patent, trademark, trade name, copyright, or other rights of any other person. With respect to the Terumo litigation referenced in the Disclosure Letter, the Company makes no representation as to the likelihood of any ultimate determination, whether positive or negative. Subject to the interests of the Company's distributors in information generated by such distributors, the Company and its Subsidiaries have the unrestricted right to use, free from any rights or claims of others, all trade secrets and customer lists which the Company or any of its Subsidiaries has used or which the Company or any of its Subsidiaries is now using in connection with the sale of any and all products or services which have been or are being sold by the Company or any of its Subsidiaries, including assets included within the ABG Business.

         SECTION 2.11 Accounts Receivable and Inventory.

                  2.11.1 All accounts receivable of the Company and its Subsidiaries have originated in the ordinary course of business, are valid and are not subject, to any material extent, to any defense, counterclaim or setoff.

                  2.11.2 All inventory in the possession of the Company or any of its Subsidiaries is owned by the Company or one or more of its Subsidiaries and recorded on such entities' books and records in accordance with generally accepted accounting principles consistently applied. All such inventory has been valued at the lower of cost, calculated on a FIFO method, or market. No inventory in the possession of the Company or any of its Subsidiaries has been consigned. The Company believes that the reserves for inventory obsolescence contained in the Company's December 31, 1995 and September 29, 1996 consolidated financial statements are adequate. No inventory relating to the ABG Business is owned by Scherer.

         SECTION 2.12 Title to Assets.

                  2.12.1 The Company and its Subsidiaries have good and marketable title in and to all of their property reflected in the December 28, 1996 consolidated balance sheet referred to in Section 2.22.1 hereof (the "Balance Sheet") plus all assets purchased by the Company and its Subsidiaries since December 28, 1996, less all assets which the Company or its Subsidiaries have disposed of in the ordinary course since such date, which property presently owned by the Company or any of its Subsidiaries is free and clear of all security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) those items that secure liabilities that are reflected on the Balance Sheet or that are described in the notes thereto, (b) with respect to owned real property, title imperfections accurately and completely noted in the title reports listed in the Disclosure Letter, and minor title imperfections which do not, in the aggregate, adversely affect the Company's ability to use such property as it is currently being used, and (c) liens for current taxes or assessments not yet due or delinquent.

                  2.12.2 To the best of the Company's knowledge, Scherer has good and marketable title in and to all of the ABG Assets to the extent described in the Disclosure Letter, which property presently owned by Scherer is free and clear of all security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) Scherer's obligations under the Equipment Lease and the License of Intellectual Property and (b) liens for current taxes or assessments not yet due or delinquent.

         SECTION 2.13 Material Contracts.

                  2.13.1 The Disclosure Letter accurately identifies all of the following contracts or other obligations (and any amendments thereto) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound: (a) any written contracts with or loans to any of the Company's, or any of the Subsidiaries', shareholders (including, without limitation, Scherer and its affiliates), officers, directors, employees, consultants, salespersons, distributors or sales representatives; (b) any employee benefit plan made available by the Company or any of its Subsidiaries to any of their employees, including without limitation any medical benefits payable to retired employees of the Company or its Subsidiaries; (c) any collective bargaining agreement; (d) any outstanding option plans, options, warrants, warrant agreements and rights agreements; (e) any contracts with customers and suppliers other than purchase orders delivered in the ordinary course of business; (f) any deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any material amount of the assets of the Company or any Subsidiary are subject to a lien, encumbrance, charge or other restriction; (g) any loan agreements, letters of credit or lines of credit, including without limitation any documents pertaining to the Company's Swiss bonds and Swiss notes; (h) any contracts restricting the Company or any Subsidiary from doing business in any areas or in any way limiting competition;
(i) any contracts calling for aggregate payments by the Company or any Subsidiary in excess of $25,000 and which are not terminable without cost or liability on notice of 90 days or less; (j) any joint venture, partnership or limited partnership agreement or limited liability company operating agreement involving the Company or any Subsidiary; (k) any guarantees by the Company or any Subsidiary of the obligations of any other party except those resulting from the endorsement of checks deposited by the Company or any Subsidiary for collection; (l) any engagement letter relating to the Merger; (m) any other contracts which could have a material impact on the Company's consolidated results of operations or consolidated financial condition; and (n) any commitments to enter into any of the types of contracts and obligations referred to in this Section 2.13.1. The Company and its Subsidiaries are not in material default under any of such contracts, obligations or commitments and the Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default and are not aware of any default by any party thereto which would have a materially adverse effect upon the results of operations or financial condition of the Company and its Subsidiaries taken as a whole. No consent is required under any of the contracts, obligations and commitments referred to in this Section 2.13.1 in connection with the Merger.

                  2.13.2 No purchase commitment of the Company or any of its Subsidiaries is substantially in excess of the normal, ordinary, and usual requirements of the business of the Company and its Subsidiaries.

                  2.13.3 The Company and its Subsidiaries are not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment, or undertaking which is materially adverse, materially onerous, or materially harmful to any aspect of the businesses of the Company and its Subsidiaries; provided, however, that no representation is made in this Section 2.13.3 with respect to any agreement that has been identified in any section of the Disclosure Letter.

                  2.13.4 To the best of the Company's knowledge, Scherer is not under any material contractual obligation with respect to the ABG Product Line other than as set forth in the Omnibus Agreement, the Equipment Lease and the License of Intangible Property.

         SECTION 2.14 Customers and Suppliers. The Disclosure Letter contains a complete and accurate list setting forth, for the ten months ended January 25, 1997, all customers who purchased more than $100,000 in goods from the Company and its Subsidiaries and all suppliers from whom the Company and its
Subsidiaries purchased more than $100,000 in products, the total value of business transacted by the Company and its Subsidiaries with such customers or suppliers during such period, and, if applicable, the reasons that any such contracts were terminated. Except as set forth in the Disclosure Letter and subject to arrangements agreed upon by the Company and VSI with respect to the distribution of the Company's products subsequent to the date hereof, the Company has not been notified that any of such customers or suppliers intends to terminate or change significantly its relationship with the Company and its Subsidiaries on or after the Effective Time of the Merger. None of the Company's presently outstanding proposals to customers which are subject to competitive bidding would, if accepted, materially adversely affect the Company's profit margins. For the twelve months ended December 28, 1996, approximately 40% of the Company's business was subject to competitive bidding. For the twelve months ending December 28, 1997, the Company does not reasonably expect that more than approximately 40% of its business will be subject to competitive bidding.

         SECTION 2.15 Transactions With Directors, Officers, Employees and Affiliates. Except as disclosed in reports filed by the Company with the SEC, there have been no transactions since July 1, 1993 between the Company and any director, officer, employee or affiliate (as defined in Rule 405 promulgated by the SEC, it being agreed by the parties that Scherer and its officers, directors and 10% shareholders shall be deemed "affiliates" of the Company for purposes of this Agreement) of the Company, except on an arm's length basis in accordance with normal business practices. Since July 1, 1993, none of the officers, directors or affiliates of the Company, or any member of the immediate family of any such persons, has been a director or officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of the Company or any of its Subsidiaries or has competed to a material extent with the Company or any of its Subsidiaries.

         SECTION 2.16  Litigation.

                  2.16.1 Except as disclosed in the Reports: (i) there are no legal, administrative, arbitration or other proceedings or claims pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries (other than proceedings or claims which are reasonably likely not to have a material adverse effect upon the Company's financial condition or results of operations); (ii) the Company and its Subsidiaries are not subject to any existing judgment; (iii) the Company and its Subsidiaries have not received any inquiry from any agency of the federal or of any state or local government about the transactions contemplated hereby, or about any violation or possible violation of any law, regulation or ordinance affecting its business, its assets, the ABG Business, the ABG Assets or the ABG Product Line; and (iv) the Company and its Subsidiaries have not been subject to any products liability claims during the three years ended on the date of this Agreement. During the three year period ending on the date of this Agreement, no claim has been made, and to the best of the knowledge of the Company, no basis exists for any claim, by any current or former director, officer, employee or other agent of the Company or any of its Subsidiaries seeking indemnification, whether pursuant to statute, court rule, contract, by-law, a provision in an article of association or otherwise, based on such person's involvement in the business of the Company or any of its Subsidiaries.

                  2.16.2 To the best of the Company's knowledge, (i) there are no legal, administrative, arbitration or other proceedings or claims pending or threatened against Scherer with respect to the ABG Product Line or the ABG Assets (other than proceedings or claims which, if made against the Company, would not be reasonably likely to have a material adverse effect upon the Company's financial condition or results of operations); (ii) Scherer is not subject to any existing judgment which would adversely affect Scherer's obligations to convey the ABG Assets upon exercise of the Repurchase Option (as hereinafter defined); and (iii) Scherer has not received any inquiry from any agency of the federal or of any state or local government about the transactions contemplated hereby, about any exercise of the Repurchase Option or about any violation or possible violation of any law, regulation or ordinance affecting the ABG Assets, the ABG Business or the ABG Product Line.

         SECTION 2.17 Insurance. The Disclosure Letter contains an accurate and complete list of all insurance coverage maintained by the Company and its Subsidiaries on the date hereof. Except as otherwise indicated in the Disclosure Letter, such coverage applies to the Company's interests in the ABG Product Line. The Company and its Subsidiaries have not received any notice of cancellation with respect to any insurance policy relating to such coverage. All premiums due under any such insurance policy have been paid in full.

         SECTION 2.18 Licenses and Permits. The Company and its Subsidiaries and the employees and agents of the Company and its Subsidiaries have all material licenses, permits, orders, approvals and authorizations required for the conduct of their respective businesses as presently conducted, including without limitation the ABG Business. In all material respects, the Company and its Subsidiaries are acting within the terms of such licenses, permits, orders, approvals and authorizations, and, to the best knowledge of the Company, no suspension or cancellation thereof has been threatened.

         SECTION 2.19 Authority Relative to Agreement; Enforceability. The execution, delivery and performance of this Agreement by the Company (A) are within the legal capacity and power of the Company; (B) have been duly authorized by all requisite corporate action on the part of the Company, other than shareholder approval; (C) require the approval or consent of, or filing with, no persons, entities or agencies, other than such approvals as shall be required under the 1934 Act and state securities laws and such filings as shall be required pursuant to the Hart Scott Rodino Antitrust Improvements Act (the "Hart Scott Rodino Act"); and neither violate nor constitute a default under, nor create a lien or breach under, the terms of the articles of incorporation and by-laws of the Company or any Subsidiary or of any material agreement, document or instrument binding upon the Company or any Subsidiary. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. At the Special Meeting (as hereinafter defined), approval of the Merger by holders of two-thirds of the shares of Company Common Stock outstanding on the applicable record date will be sufficient to constitute shareholder approval of the Merger under Colorado law and under the Company's articles of incorporation and by-laws.

         SECTION 2.20  Compliance With Applicable Laws; Environmental Matters.

                  2.20.1 The Company and its  Subsidiaries and all real property now owned by the Company and its Subsidiaries ("Company Owned Real Property") are in compliance in all material respects with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct of the Company and its Subsidiaries and to the assets owned, used or occupied by the Company and its Subsidiaries (collectively referred to hereinafter as the "General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health and the environment (collectively referred to hereinafter as the "Environmental Laws"). To the best of the Company's knowledge, all real property owned, operated, used or leased by, to or for the Company and its Subsidiaries, with respect to any aspect of their businesses including, without limitation, the ABG Business, at any time since 1990 other than the Company Owned Real Property (the "Company Leased/Previously Owned Property"), was and is in compliance in all material respects with the General Laws and the Environmental Laws. The Company and its Subsidiaries have not received any notification of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that any business or operation of or any real property owned, operated, used or leased by, to or for the Company or any Subsidiary, was not or currently is not in compliance in all material respects with all Environmental Laws and General Laws. To the best of the Company's knowledge, Scherer has not received any notification of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that any aspect of the ABG Business was not or currently is not in compliance in all material respects with all Environmental Laws and General Laws.

                  2.20.2 All businesses and operations of the Company and its Subsidiaries (including without limitation the ABG Business), the Company Owned Real Property and, to the best of the Company's knowledge, the Company
Leased/Previously Owned Property, are in compliance in all material respects with all: (i) judgments, orders, directives, decrees or awards of any court, arbitrator or administrative or governmental agency or entity concerning compliance with the Environmental Laws; and (ii) consent decrees, administrative orders, settlement agreements or other settlement documents entered into with any administrative or governmental agency or entity concerning compliance with the Environmental Laws.

                  2.20.3 All assets owned, leased, licensed or otherwise used by the Company or any of its Subsidiaries, including, without limitation, the Company Owned Real Property, and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, are free of all materials designated as hazardous substances, wastes, hazardous materials, pollutants or contaminants under any Environmental Law (collectively, "Hazardous Materials") and physical conditions which violate any Environmental Laws; all storage tanks and associated pipes, pumps and structures (whether above or below ground) located in or on the Company Owned Real Property and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, have been identified in the Disclosure Letter, are in sound condition, free of corrosion, meet all design and performance standards required by all Environmental Laws, and do not now, and did not at any time in the past, evidence impaired integrity or leakage. No Hazardous Materials used or generated by the Company or any of its Subsidiaries or generated at the Company Owned Real Property or, to the best of the Company's knowledge, generated at the Company Leased/Previously Owned Property, have been treated, stored, transported or disposed of in violation of any Environmental Laws; and all Hazardous Materials which have been utilized in the business or operation of the Company or any of its Subsidiaries (including without limitation the ABG Business) or which have been removed, released, discharged or emitted from the Company Owned Real Property or, to the best of the Company's knowledge, from the Company Leased/Previously Owned Property, were and are documented, transported and disposed of in compliance in all material respects with all Environmental Laws.

                  2.20.4 The Disclosure Letter lists all permits, licenses and other authorizations issued by administrative or governmental agencies or entities under the General Laws and the Environmental Laws which are held by the Company or any of its Subsidiaries or which are held by Scherer with respect to the ABG Business (the "General and Environmental Permits"). The General and Environmental Permits include all such permits which are necessary to the business and operations of the Company and its Subsidiaries (including without limitation the ABG Business) and the Company, the Subsidiaries and, to the best of the Company's knowledge, Scherer are and have been in compliance in all material respects with the terms and conditions of the General and Environmental Permits. Under the General Laws, the Environmental Laws and the General and Environmental Permits, the consummation of the transactions contemplated by this Agreement and any exercise of the Repurchase Option do not and will not: (i) affect the validity of the General and Environmental Permits; or (ii) require the consent of any governmental authority or third party.

         SECTION 2.21 ERISA and Employment Matters.

                  2.21.1 The Disclosure Letter contains an accurate and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives and salary, wage or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus plans, deferred compensation plans, incentive compensation plans, stock purchase plans, supplemental retirement plans, severance or termination pay plans, stock option plans, hospitalization plans, medical plans, life insurance plans, dental plans, disability plans, cafeteria plans, dependent care plans, tuition reimbursement plans, educational assistance plans, salary continuation plans, vacation plans, supplemental unemployment benefit plans, collective bargaining agreements, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement (each a "Benefit Plan") maintained, contributed to, or required to be contributed to by the Company or any Subsidiary with respect to any current or former employees, directors, officers, agents or consultants of the Company or any Subsidiary, or for which the Company or any Subsidiary may be responsible or with respect to which it may have any liability, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Disclosure Letter indicates whether each Benefit Plan is funded or unfunded, and insured or uninsured.

                  2.21.2 The Disclosure Letter contains an accurate and complete list of all documents embodying or relating to the Benefit Plans and of all employee handbooks and policy manuals utilized by the Company or any of the Subsidiaries within the past five years. Each of the Benefit Plans listed in the Disclosure Letter is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Code, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and all other laws applicable to the Benefit Plans.

                  2.21.3 Each Company "employee pension benefit plan" as defined in ss.3(2) of ERISA (each a "Pension Plan") which is intended to meet the requirements of Section 401(a) of the Code now meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan. The Internal Revenue Service has issued a favorable determination letter with respect to the qualification under the Code (including without limitation the Tax Reform Act of 1986) of each Pension Plan, the Disclosure Letter contains an accurate and complete list of the dates of such letters and the Internal Revenue Service has not taken any action to revoke any such letter.

                  2.21.4 Each fiduciary and every plan official of each Benefit Plan is bonded to the extent required by Section 412 of ERISA. The Company and the Subsidiaries have not maintained, contributed to or been required to contribute to (i) any Pension Plan under which more than one employer makes contributions (as contemplated by Section 4064(a) of ERISA) or (ii) a "multiemployer plan" as defined in Section 3(37)(A) and (D) of ERISA, nor have they withdrawn from any Pension Plan as a "substantial employer" as defined in
Section 4001(a)(2) of ERISA so as to become subject to the provisions of Section 4063 of ERISA, or ceased operations at any facility so as to become subject to the provisions of Section 4062 of ERISA. The Disclosure Letter sets forth an accurate and complete list of all annual reports filed during the last three years with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation by or on behalf of every Benefit Plan.

                  2.21.5 The execution and performance of the transactions contemplated by this Agreement will not, alone or together with any other event, constitute an event under any Benefit Plan or individual agreement that will result in any payment (whether of severance pay or otherwise), or acceleration, vesting or increase in benefits, with respect to any current or former employee, officer, consultant, agent or director of the Company or any Subsidiary.

                  2.21.6 Long-term disability benefits for any employee of the Company and each Subsidiary who has become disabled (including without limitation any individual who is disabled but has not satisfied any applicable waiting period) and death benefits for any employee of the Company and each Subsidiary who has died are described in the Disclosure Letter and are insured in amounts and with insurance companies described in the Disclosure Letter.

                  2.21.7 Each group health plan (within the meaning of Section 5000(b)(1) of the Code) maintained by the Company or any Subsidiary has been administered in substantial compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as provided under Section 4980B of the Code and any regulations promulgated or proposed under the Code. No current or former employee, officer, consultant, agent or director of the Company and the Subsidiaries, and/or their spouses or dependents, is presently entitled or may be entitled in the future to any post-termination employment, health, dental, disability or life insurance benefits, except to the minimum extent required by COBRA.

                  2.21.8 The Company and the Subsidiaries have made all contributions required to be made to each Benefit Plan under the terms of the plan and applicable law, and are not in default under any Benefit Plan. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Benefit Plan which could subject any Benefit Plan or any related trust, the Company, any Subsidiary, the Surviving Corporation or any director or employee of any of them to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) or 502(1) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise. No event or set of circumstances has occurred under which the Company, any of its Subsidiaries, any Benefit Plan, or any fiduciary thereof, could directly or indirectly be subject to any other liability (other than benefits payable in accordance with the terms of such Benefit Plan and related expenses) under ERISA (including, but not limited to, Sections 409, 510, 4062, 4064 or 4069 thereof), the Code (including, but not limited to, Sections 4971, 4972, 4976 or 4980B thereof), the Family Medical Leave Act of 1993 or any other applicable law.

                  2.21.9 The Company or the plan "administrator" (as defined in Section 3(16) of ERISA) of each Benefit Plan has timely filed all ERISA and Code required reporting and disclosure forms, including, but not limited to, the Form 5500 series, with the appropriate government agencies, with respect to every Benefit Plan required to file such forms.

                  2.21.10 There are and there have been no inquiries, proceedings, claims, audits or suits pending or, to the best knowledge of any Company Party, threatened by any governmental agency or authority or by any participant or beneficiary against the Company, any of its Subsidiaries, any of their respective directors, officers or employees, any Benefit Plan of the Company or any of its Subsidiaries, or any fiduciary of a Benefit Plan, with respect to the operation of any Benefit Plan.

                  2.21.11 Neither the Company nor any of its Subsidiaries have any obligation to pay medical benefits to retired employees.

                  2.21.12 The Disclosure Letter contains a list, as of the date hereof, showing the names of all employees of the Company and the Subsidiaries, their original dates of employment, their job titles and their hourly rates.

                  2.21.13 All employees of the Company and the Subsidiaries are employees at will who may be terminated by the Company at any time with no obligation to make any payment except wages to the date of termination and such other amounts as may be required by law.

                  2.21.14 The Company and the Subsidiaries are in compliance in all material respects with all federal and state laws respecting employment, wages and hours. Such entities have not engaged in any discriminatory hiring or employment practices or any unfair labor practices nor have any employment discrimination or unfair labor practice complaints against such entities been filed, or, to the knowledge of the Company, been threatened to be filed, with any federal or state agency having jurisdiction over the labor matters of the Company and the Subsidiaries. There are no outstanding threats by any former employee of the Company or its Subsidiaries of any suit alleging wrongful termination. The Company has no knowledge of facts which might form a basis for any complaint or suit of a type described in this Section 2.21.14. The Company and the Subsidiaries have no actual knowledge that they employ any alien who does not have a valid permit to work in the United States of America.

                  2.21.15  To  the  best  of  the  knowledge  of  the  Company's executive officers, no current employee of the Company or any of the Subsidiaries is bound by any previous non-competition agreement (other than agreements given to the Company) and no employee, in his or her capacity as an agent of the Company, has violated a confidentiality agreement or non-compete agreement with an unrelated entity.

                  2.21.16 With respect to each facility in which the Company or any of its Subsidiaries does business, the Company and its Subsidiaries and each such facility are in compliance in all material respects with the Americans With Disabilities Act.

                  2.21.17 During the three years ended December 28, 1996, there has not been any labor dispute (including a strike, slowdown or work stoppage) or threat of a labor dispute involving the Company or any of its Subsidiaries or any attempt or threat of an attempt by a labor union to organize any employees of the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries is a member of or represented by any labor union.

                  2.21.18  Intentionally omitted.

         SECTION 2.22 Financial Statements.

                  2.22.1 Prior to the date hereof, the Company has delivered to VSI its consolidated Balance Sheet dated December 28, 1996, its consolidated income statement for the three months then ended and its consolidated statement of cash flows for the three months then ended (such financial statements are referred to herein as the "December Financial Statements"). The December Financial Statements and the consolidated financial statements of the Company included within the Reports filed with the SEC since January 1, 1996 fairly present the consolidated financial position of the Company and the consolidated results of operations of the Company as at the dates and for the periods to which they apply; such statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved, and such financial statements comply with all applicable provisions of Regulation S-X of the SEC. The December Financial Statements and the interim financial statements presented in such Reports include all adjustments (subject only to normal recurring year-end adjustments) necessary for a fair presentation of the Company's consolidated financial position and consolidated results of operations as of the dates and for the periods presented therein.

                  2.22.2 On March 30, 1996 and December 28, 1996, the Company and its Subsidiaries had no material liabilities (whether absolute, accrued, contingent or otherwise) which were required to be reflected in and disclosed on the Company's March 30, 1996 audited consolidated balance sheet or the Balance Sheet (as to December 28, 1996) or in the notes thereto pursuant to Regulation S-X of the SEC or in accordance with generally accepted accounting principles, consistently applied, but were not so reflected and disclosed. Since December 28, 1996, the Company and its Subsidiaries have incurred no liabilities (whether absolute, accrued, contingent or otherwise) in addition to those reflected in or disclosed on the Balance Sheet or the related notes, except liabilities incurred in the ordinary course of business and the execution by the Company of this Agreement.

                  2.22.3 The books, records and system of internal accounting controls of the Company and its Subsidiaries comply in all material respects with Section 13(b) of the 1934 Act.

                  2.22.4 The Disclosure Letter contains an accurate and complete list of the most recent management letters received by the Company or any of its Subsidiaries.

         SECTION 2.23  Taxes.

                  2.23.1 All tax and information returns required to have been filed by the Company and its Subsidiaries have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of the Company and its Subsidiaries ("Tax Liabilities") required to be paid on or before December 28, 1996 were paid on or before that date or accrued on the books of the Company and its Subsidiaries as of that date. Such returns were correct in all material respects as filed. No assessments or additional Tax Liabilities have been proposed or threatened against the Company or any of its Subsidiaries or any of their assets, and neither the Company nor any of its Subsidiaries have executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities. The Balance Sheet includes adequate provision for Tax Liabilities incurred or accrued as of December 28, 1996. The Disclosure Letter contains an accurate and complete list of the dates of filing of the Company's and each Subsidiary's most recent federal, state and local tax returns.

                  2.23.2 The federal tax returns of the Company and its Subsidiaries have been audited or examined by the Internal Revenue Service through the dates specified in the Disclosure Letter. Adjustments, if any, to all such returns have been agreed upon and paid by the Company or its Subsidiaries or are being contested as indicated in the Disclosure Letter. There are no pending investigations of the Company or any of its Subsidiaries or their tax returns by any federal, state or local taxing authority and there are no federal, state or local tax liens upon any of the assets of the Company or any of its Subsidiaries. The Disclosure Letter contains an accurate and complete description of the Company's transfer pricing policy and such transfer pricing policy is in accordance with the specific pricing methods described in regulations promulgated by the Internal Revenue Service under Section 482 of the Code. To the best of the Company's knowledge, as of March 30, 1996, the Company had net operating loss carryforwards totaling $23,084,830, of which $7,329,242 were encumbered by the restrictions under Section 382 of the Code (the "restricted NOLs"). The "section 382 annual limitation" (within the meaning of
Section 382 of the Code) with respect to the restricted NOLs is $486,900. The Disclosure Letter contains an accurate and complete list of (i) the years in which the Company's net operating loss carryforwards expire, (ii) the amount of net operating loss carryforwards which will expire in each of those years (separately broken out to indicate the restricted NOLs and the nonrestricted
NOLs) and (iii) the extent of any "owner shift" or "equity structure shift" (within the meaning of Section 382 of the Code) as of the date of this Agreement.

         SECTION 2.24 Business Changes. Except for the transactions contemplated by this Agreement, since March 30, 1996 there has not been:

                  2.24.1  any  reduction   through  December  28,  1996  in  the
Company's "Special Treatment Sales" (as defined herein), as compared with Special Treatment Sales during the comparable period in the immediately preceding fiscal year (it being understood that the term "Special Treatment Sales" shall mean all of the Company's sales other than sales made through the Company's United States (including Puerto Rico) dealers and sales made through distributors of the Company's medical-surgical products);

                  2.24.2 any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business of the Company and its Subsidiaries taken as a whole (including without limitation the ABG Business) or any material deterioration in (x) the condition of the Owned
Buildings or the personal property owned by the Company or any of its Subsidiaries or leased, licensed or otherwise used by the Company or any of its Subsidiaries in their respective businesses (including without limitation the ABG Business) or (y) the condition or operation of the heating, air conditioning, plumbing and electrical systems of the Owned Buildings, excluding ordinary wear and tear;

                  2.24.3 any disposition, mortgage, pledge, or subjection to any lien, claim, charge, option, or encumbrance of any property or asset of the Company or any of its Subsidiaries or, to the best of the Company's knowledge, of any of the assets included within the ABG Product Line, or any cancellation or compromise of any debt or claim of the Company or any of its Subsidiaries otherwise than in the ordinary course of business;

                  2.24.4  any   acquisition   by  the  Company  or  any  of  its
Subsidiaries of the assets or capital stock of another business entity;

                  2.24.5 any distribution or disposition of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or any distribution by Scherer of any of the ABG Assets;

                  2.24.6 any action taken by the United States Food and Drug Administration (the "FDA"), including without limitation the delivery of a report on Form 483, which could have a material adverse effect upon the Company's consolidated financial condition or consolidated results of operations;

                  2.24.7 any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which may materially and adversely affect the property or business of the Company or any of its Subsidiaries (including without limitation the ABG Business), other than those statutes, orders, judgments, writs, injunctions, decrees, permits, rules or regulations which are applicable to the business of health care generally or the business of manufacturing and selling medical products generally and which do not and will not have a disproportionate effect on the business of the Company or any of its Subsidiaries (including without limitation the ABG Business) relative to the effect on other entities in the business of manufacturing and selling similar medical products; or

                  2.24.8 any dividend or distribution declared, set aside or paid in respect of the Company Common Stock or any repurchase by the Company of shares of Company Common Stock.

         SECTION 2.25 Brokerage. Except as described in the Disclosure Letter, neither the Company nor any of its Subsidiaries has engaged any broker or finder to render services in connection with this Agreement or in connection with any fairness opinions to be delivered in connection with this Agreement.

         SECTION 2.26 Industrial Revenue Bonds. The Company and its Subsidiaries are not indebted under any industrial revenue bonds.

         SECTION 2.27 Inducement Agreements. Concurrent with the execution of this Agreement, Scherer has delivered to VSI an inducement agreement, a copy of which has been furnished to the Company (the "Scherer Healthcare Inducement Agreement"), and Robert Scherer has delivered to VSI an inducement agreement, a copy of which has been furnished to the Company (the "Robert Scherer Inducement Agreement" and, collectively with the Scherer Healthcare Inducement Agreement, the "Inducement Agreements"). The Company understands that the receipt of the Inducement Agreements by VSI represents a material inducement to VSI to enter into this Agreement and that VSI has relied upon the Inducement Agreements in entering into this Agreement.

         SECTION 2.28 Information. Any information in written or electronic format provided or to be provided by or on behalf of the Company, Scherer or their representatives to VSI or its representatives in connection with this Agreement or the Merger (the "Information") has been, and will be, accurate in all material respects. The Company has disclosed to VSI all information regarding the Company and its Subsidiaries (including without limitation the ABG Business) which is material to VSI's determination to execute this Agreement.

         SECTION 2.29 Reorganization. The Company has not taken any action other than relating to the consummation of the Merger, and is not aware of any actions which have been taken or may be taken by any person, which would further limit the Company's ability to utilize its net operating loss carryforwards under
Section 382 of the Code from the amounts described in Section 2.23.2 hereof.

         SECTION 2.30 ABG Product Line. Scherer has agreed to extend the repurchase option described in Section 2.03 of the Omnibus Agreement (the "Repurchase Option") until June 15, 1999. The aggregate purchase price required for the Company to exercise the Repurchase Option currently is $5,535,000, which amount increases by $22,500 per month as of the first day of each calendar month. The Company has delivered to VSI's counsel copies of each bill of sale, assignment and other instrument of transfer and conveyance pursuant to which Scherer acquired the Purchased Assets from the Company pursuant to the Omnibus Agreement. The Disclosure Letter sets forth the calculation of all amounts paid by the Company to Scherer by calendar year pursuant to the Equipment Lease and the License of Intellectual Property. The Company has paid to Scherer all amounts due to Scherer under the Equipment Lease and the License of Intellectual Property through January 25, 1997 and the Company will have no obligation to pay any amounts to Scherer with respect to the period from such date until the Effective Time of the Merger other than to pay to Scherer an amount equal to 3.25% of the Company's net sales of the ABG Product Line during such period.

         SECTION 2.31 FDA Matters. The Company and its Subsidiaries are in compliance in all material respects with the United States Food, Drug and Cosmetics Act, with all rules and regulations of the FDA applicable to the Company or any of its Subsidiaries (including without limitation all Good Manufacturing Practices regulations) and with all comparable state laws, rules and regulations applicable to the Company or any of its Subsidiaries (collectively, the "Device Laws"). The Disclosure Letter contains an accurate and complete list of all dates of inspections of the Company or any of its Subsidiaries made by the FDA or any similar state agencies during the six years ended on the date of this Agreement, the dates of all correspondence between the Company or any Subsidiary and the FDA or any such state agency with respect to any such inspections and the dates of all reports delivered during such six year period by any third-parties to the Company or any of its Subsidiaries with respect to the compliance by the Company or any of its Subsidiaries with the Device Laws. The Disclosure Letter contains an accurate and complete list of the dates of all notices received by the Company or any of its Subsidiaries within such six year period from the FDA or any other agency that enforces any of the Device Laws. The Company has made available to representatives of VSI all complaint files maintained by the Company and its Subsidiaries and all other files maintained by the Company and its Subsidiaries with respect to compliance with any aspect of the Device Laws. During the three years ended February 28, 1997, neither the FDA nor any comparable state agency has taken any action which has had a material adverse effect upon the Company's consolidated financial condition, results of operations, business or prospects.

         SECTION 2.32 Full Disclosure. No representation or warranty made by the Company in this Agreement or the Disclosure Letter, no certification furnished or to be furnished by the Company to VSI pursuant to this Agreement, and no document or electronic transmission delivered by the Company to VSI or its counsel hereunder, including without limitation the Information, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. All documents delivered or to be delivered by the Company to VSI and/or its counsel in connection with the negotiation, execution and performance of this Agreement and the matters ancillary hereto are and will be accurate and complete, and will contain all amendments through the date of such delivery.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF VSI

         VSI hereby represents, warrants and agrees as follows:

         SECTION 3.1 Organization. VSI is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged.

         SECTION 3.2 Authority Relative to Agreement; Enforceability. The execution, delivery and performance of this Agreement are (A) within the legal capacity and power of VSI and Newco; (B) have been duly authorized by all requisite corporate action on the part of VSI and Newco; (C) require the approval or consent of, or filing with, no persons, entities or agencies, other than the approval of one or more institutions that have extended credit to VSI and the New Jersey Economic Development Authority and filings to be made pursuant to the Hart Scott Rodino Act; and (D) neither violate, nor constitute a default under, nor create a lien or breach under the terms of, the certificate of incorporation and by-laws of VSI or Newco or any other subsidiary of VSI or of any material agreement, document or instrument binding upon VSI or Newco or any other subsidiary of VSI (other than loan agreements as to which appropriate consents or waivers shall avoid any defaults). This Agreement is a legal, valid and binding obligation of VSI and Newco enforceable against VSI and Newco in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

         SECTION 3.3 Brokerage. VSI has not engaged any broker or finder to render services in connection with this Agreement.

         SECTION 3.4 Full Disclosure. No representation or warranty made by VSI in this Agreement, no certification furnished or to be furnished by VSI to the Company pursuant to this Agreement, and no document or electronic transmission delivered by VSI to the Company or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         SECTION 4.1 Regular Course of Business. Except as otherwise consented to in writing by VSI prior to the Effective Time of the Merger or as contemplated by this Agreement or any other agreement executed by VSI, the Company will (and will cause each of its Subsidiaries to) carry on its business (including without limitation the ABG Business) diligently and in the ordinary course and use reasonable efforts to preserve its present business (including without limitation the ABG Business) organization intact, keep available the services of its present executive officers and preserve its present relationships with persons having business dealings with it.

         SECTION 4.2 Restricted Activities and Transactions. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger the Company will not and the Company will cause each of its Subsidiaries not to:

                  4.2.1    amend its articles of incorporation or by-laws;

                  4.2.2 issue, sell or deliver, or agree to issue, sell or deliver, or grant, or declare any stock divided or stock split with respect to, any shares of any class of capital stock of the Company or any securities convertible or exchangeable into any such shares or convertible or exchangeable into securities in turn so convertible or exchangeable, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or any such convertible or exchangeable securities, except that the Company may issue shares of Company Common Stock pursuant to the Employee Options, the Director Options, the Swiss Warrants, the Consultant's Options, the Russell Warrants, the ITT Warrants, the Convertible Note or the Settlement Agreement, provided that such options, warrants or Note are exercisable by their terms on the date of such issuance and are outstanding on the date hereof and provided that the applicable provisions of the Convertible Note and the Settlement Agreement remain in full force and effect on the date of such issuance;

                  4.2.3 except in the ordinary course of business or as required upon exercise of directors' fiduciary duties, mortgage or pledge any of its assets, tangible or intangible;

                  4.2.4 (i) borrow, or agree to borrow, any funds, other than in the ordinary course of business pursuant to the Company's existing credit facilities in amounts that will not preclude the Company from satisfying the condition set forth in Section 7.6 hereof, or (ii) except in the ordinary course of business (and consistent with past practice), voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (iii) except in the ordinary course of business (and consistent with past practice), cancel or agree to cancel any material debts of third-parties or claims against third-parties, (iv) except in the ordinary course of business (and consistent with past practice), lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its material assets, property or rights, or (v) except in the ordinary course of business (and consistent with past practice), make or permit any substantive amendment or termination of any material contract, agreement, license or other right of which it is a party;

                  4.2.5 adopt, materially amend or terminate any employee benefit plan or materially increase the compensation or other benefits payable to any of its employees; provided, however, that the Company may pay fiscal year-end bonuses to its employees in an aggregate amount up to the amount disclosed to VSI's Chief Financial Officer immediately prior to the execution of this Agreement;

                  4.2.6 acquire control of, or an ownership interest in, any other corporation, association, joint venture, partnership, business trust, limited liability company or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or enter into any agreement providing for any of the foregoing;

                  4.2.7 directly or indirectly solicit, encourage or authorize any individual, corporation or entity (including without limitation its directors, officers, employees, attorneys, accountants and investment bankers) to directly or indirectly solicit or encourage any inquiry, proposal, offer or possible offer from a third party relating to (i) the purchase of shares of any class of capital stock of the Company or any securities convertible or exchangeable into any such shares or convertible or exchangeable into securities in turn so convertible or exchangeable, or the acquisition of any option, warrant or other right to purchase or otherwise acquire any such shares or convertible/exchangeable securities, (ii) a tender or exchange offer for any shares of Company Common Stock, (iii) a purchase, lease or other acquisition of the shares of Company Common Stock owned by Scherer or all or a substantial portion of the assets of the Company or any product line or line of business of the Company or any of its Subsidiaries, or any other material asset of the Company or any of its Subsidiaries, or (iv) a merger, consolidation or other combination involving the Company (any such inquiry, proposal, offer or possible offer being hereinafter referred to as a "Takeover Proposal"); or, subject to the fiduciary obligations of the Company's Board of Directors, provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or entity in furtherance of any Takeover Proposal;

                  4.2.8 enter into any agreement with any third-party with respect to any of the types of transactions referred to in Section 4.2.7 hereof, other than pursuant to the exercise by the Company's Board of Directors of its fiduciary duties;

                  4.2.9 except in the ordinary course of business and consistent with practices customary for the Company during the current fiscal year and except for the buy-out of certain leases entered into with Finova for which the Company has received comparable sums from Nexstar, enter into or agree to enter into any transaction, or incur or discharge any obligation or liability, material to the business of the Company and its Subsidiaries taken as a whole;

                  4.2.10 except with respect to dividend or distribution payments made to the Company or any Subsidiary wholly-owned by the Company, declare or pay any dividend on its capital stock in cash, stock or property, or redeem, purchase or otherwise acquire any shares of capital stock or any options or warrants to purchase any shares of its capital stock;

                  4.2.11  enter  into  any   material   licensing  or  marketing
arrangement or other material contract with any party other than VSI or the Premier purchasing group;

                  4.2.12 settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation; or

                  4.2.13 take any action, or omit to take any action, the results of which will prevent any of the warranties and representations set forth in Article II hereof from being true in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, from being true and accurate in all respects) as of the Effective Time of the Merger.

         SECTION 4.3 No Default or Violation. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger the Company will (and will cause each of its Subsidiaries to) use its best efforts not to (i) violate, or commit a breach of or a default under, any material contract, obligation or commitment to which it is a party or to which any of its assets may be subject or (ii) violate any applicable federal, state or municipal statutes, regulations or ordinances or any injunctions, orders or judgments binding upon the Company or its Subsidiaries, the effect of which in any such case would be materially adverse to the business of the Company and its Subsidiaries taken as a whole.

         SECTION 4.4 Insurance. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger, the Company will (and will cause its Subsidiaries to) maintain in full force and effect all policies of insurance in substantially the same amounts and types of coverage as are presently in effect on the date of this Agreement or in such greater amounts or with such expanded coverage as the Company shall determine in good faith to be appropriate.

         SECTION 4.5 Reports; Taxes; Etc. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger:

                  4.5.1 the Company will (and will cause each of its Subsidiaries to) duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with all applicable federal, state and local authorities; and

                  4.5.2 unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefor, the Company will (and will cause each of its Subsidiaries to) (i) promptly pay all Tax Liabilities indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected; provided, however, that this Section 4.5.2 shall not affect the Company's plans to pay out approximately $640,000 over time in order to discharge certain tax liens, as described in the Disclosure Letter.

         SECTION 4.6 Advice of Changes. The Company will promptly advise VSI orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, untrue, inaccurate or incomplete in any respect) and (ii) any material adverse change in the consolidated working capital, financial condition, assets, liabilities (whether absolute, accrued contingent or otherwise), operating profits, business or prospects of the Company and its Subsidiaries taken as a whole.

         SECTION 4.7 Notification of Takeover Proposal and Other Matters. The Company shall promptly advise VSI orally and in writing of any Takeover Proposal or of any inquiry or proposal which the Company has reason to believe may lead to a Takeover Proposal. The Company shall promptly advise VSI orally and in writing of the receipt by the Company of any notification submitted to the Company pursuant to any law of any purchase or proposed purchase of any securities of the Company by any person.

         SECTION 4.8 Consents, Approvals and Filings. The Company will (and will cause each of its Subsidiaries to) use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities and to complete all filings required in order for the Company to perform all of its obligations hereunder.

         SECTION 4.9 Access to Records and Properties. VSI may, prior to the Effective Time of the Merger, through its employees, agents and representatives, make or cause to be made a detailed review of the business (including without limitation the ABG Business) and financial condition of the Company and its Subsidiaries and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses (including without limitation the ABG Business), books and records of the Company and its Subsidiaries. The Company agrees (and will cause its Subsidiaries to agree) to assist VSI in conducting such review and investigation and will provide, and will cause its Subsidiaries and its independent public accountants to provide, VSI and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company and its Subsidiaries, including their books, records (including tax returns filed or in preparation), personnel and premises, the audit work papers and other records of their independent public accountants and any documents (including any documents filed on a confidential basis) included in any report filed with the SEC. Neither any investigation by VSI nor the receipt by VSI of any data or information from the Company shall impair the right of VSI to terminate this Agreement as provided in Article X hereof.

         SECTION 4.10 Best Efforts. The Company shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by the Company and (b) to cause to be performed all of the matters required of the Company at or prior to the Closing. The Company shall use its best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties regarding the number of shares of Company Common Stock issued and outstanding on the date hereof set forth in Section 2.2 hereof) true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

         SECTION 4.11 Maintenance of Assets. The Company shall (and shall cause its Subsidiaries to) keep the property and assets used in its businesses (including without limitation the ABG Business) in good order, repair and operating condition.

         SECTION 4.12 8-K. At least 10 days prior to the Effective Time of the Merger, the Company shall furnish VSI with all such information and financial statements as VSI may reasonably require in order for VSI to prepare a Current Report on Form 8-K (describing the Merger pursuant to Items 2 and 7 of such
Form) for filing with the SEC promptly after the Effective Time of the Merger. Immediately prior to the Closing, the Company shall cause its independent accountants to provide any report of such accountants which VSI determines must be included in such filing on Form 8-K and a consent (in form and substance satisfactory to VSI) to the filing of any report of such accountants which VSI determines must be included or incorporated by reference in such filing on Form 8-K.

         SECTION 4.13 Shareholders' Meeting. The Company shall call a special meeting of its shareholders (the "Special Meeting"), to be held as soon as practicable after the Proxy Statement (as hereinafter defined) is mailed to the Company's shareholders, for the purpose of voting upon the Merger and this Agreement. Notwithstanding the foregoing, the Special Meeting shall not be held until after Scherer shall have conducted a meeting of its shareholders for the purpose of seeking approval from the shareholders of Scherer for Scherer to vote its shares of Company Common Stock in favor of the Merger and to consummate the transactions contemplated by the Scherer Healthcare Inducement Agreement (the "Scherer Shareholder Approval"). In connection with the Company's meeting, the members of the Company's Board of Directors shall recommend that the Company's shareholders approve the Merger and this Agreement and use their best efforts to obtain such shareholder approval, subject to the exercise by the members of such Board of Directors of their fiduciary duties.

         SECTION 4.14 Anti-Dilution. The Company shall not permit any event to occur that will trigger the anti-dilution provisions of any option, warrant, Convertible Note or other security (collectively, the "Subscription Securities") in a manner that would change in any respect the number of shares of Company Common Stock issuable pursuant to any such Subscription Securities from the number of shares set forth with respect to such Subscription Securities in
Section 2.2 hereof and Exhibit 2.2 to the Disclosure Letter or that would change in any respect the exercise price applicable to any such Subscription Securities from the exercise price set forth with respect to such Subscription Securities in Exhibit 2.2 to the Disclosure Letter.

         SECTION 4.15 Rights Plan. The Company shall amend the Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time.

         SECTION 4.16 SEC Reports. Between the date hereof and the Closing Date, the Company shall timely file with the SEC (and, contemporaneously with such filings, shall deliver to VSI a copy of) all reports and statements required to be filed by the Company under the 1934 Act. None of such reports or statements shall contain an untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.17 Notification Regarding Dissenters' Shares. The Company shall give VSI (i) prompt notice of any notice of intent to demand fair value for any shares of Company Common Stock, any withdrawals of such notices, and any other instruments served pursuant to the Appraisal Laws and received by the Company and (ii) the opportunity to direct any negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the Appraisal Laws. The Company shall not, without the prior written consent of VSI, voluntarily make payment with respect to any demands for fair value of shares of Company Common Stock or offer to settle or settle any such demands.

         SECTION 4.18 Separate Funds. The Company shall establish and maintain a separate account in which it shall deposit all funds it receives between the date hereof and the Closing Date upon the exercise of any option or warrant. Such funds shall be held in such account until such time as they are to be delivered to the Exchange Agent pursuant to Section 1.3.2.2 hereof.

         SECTION 4.19 Intentionally Omitted.

         SECTION 4.20 Repurchase Option. The Company shall not exercise the Repurchase Option under the Omnibus Agreement at any time prior to the earlier of the Effective Time of the Merger or the date on which this Agreement is terminated.


                                    ARTICLE V

                                COVENANTS OF VSI

         SECTION 5.1 Best Efforts. VSI shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by it, and (b) to cause to be performed all of the matters required of it at or prior to the Closing. VSI shall use its best efforts to make all of its warranties and representations contained in this Agreement true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

         SECTION 5.2 Consents, Approvals and Filings. VSI will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities and to complete all filings required in order for VSI to perform its obligations hereunder.

         SECTION 5.3 Advice of Changes. VSI will promptly advise the Company orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of VSI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, untrue, inaccurate or incomplete in any respect).


                                   ARTICLE VI

                    HART SCOTT RODINO, INTERIM BALANCE SHEET
                           AND PROXY STATEMENT MATTERS

         SECTION 6.1 Hart Scott Rodino Filings. VSI and the Company agree to make any required filings promptly pursuant to the Hart Scott Rodino Act, and to use their best efforts, and to cooperate with each other in their efforts, to effect compliance with the Hart Scott Rodino Act. If the parties should receive a second request for information from either the Federal Trade Commission or the United States Department of Justice, VSI and the Company shall use their best efforts to comply promptly with such request and to persuade the agency seeking such information to permit the parties to consummate the Merger. Notwithstanding any provision herein to the contrary, VSI shall not be required to enter into any consent decree or to make any divestitures, before or after Closing, of its assets or of the assets to be acquired from the Company pursuant to this Agreement.

         SECTION 6.2 Interim Balance Sheet; Statement of Special Treatment Sales At least ten days prior to the Closing Date, the Company shall deliver to VSI a consolidated balance sheet of the Company as of the last day of the calendar month immediately prior to the calendar month in which the Closing will be held, or if the Closing is to be held within the first twenty days of a calendar month, as of the last day of the calendar month which is two calendar months prior to the calendar month in which the Closing will be held (the "Interim Balance Sheet"). The Interim Balance Sheet shall be prepared in accordance with generally accepted accounting principles, in a manner consistent with the preparation of the Balance Sheet. Contemporaneous with the delivery of the Interim Balance Sheet, the Company shall deliver to VSI a certificate of the chief financial officer of the Company certifying that the Interim Balance Sheet has been prepared in accordance with this Section 6.2 and shall provide VSI's representatives with access to such documentation as they shall require in order to review and evaluate the Interim Balance Sheet delivered by the Company. At least two days prior to the Closing Date, the Company shall deliver to VSI a statement (the "Sales Statement"), prepared in accordance with generally accepted accounting principles consistently applied, setting forth the Company's Special Treatment Sales (as defined in Section 2.24.1 hereof) for the period from the date hereof through the seventh day prior to the Closing Date and for the comparable period in 1996. Contemporaneous with the delivery of the Sales Statement, the Company shall deliver to VSI a certificate of the chief financial officer of the Company certifying that the Sales Statement has been prepared in accordance with this Section 6.2 and shall provide VSI's representatives with access to such documentation as they shall require in order to review and evaluate the Sales Statement delivered by the Company.

         SECTION 6.3. Proxy Statement. Promptly after this Agreement is executed, VSI and the Company shall cooperate in preparing a proxy statement (describing the Merger) for filing with the SEC and ultimately for mailing to the Company's shareholders (the "Proxy Statement"). The Company shall not file the Proxy Statement preliminarily or in final form unless and until VSI consents to such filings. VSI shall not unreasonably withhold or delay any such consent. The Proxy Statement shall contain such notifications regarding dissenters' rights as are required by the BCA. The Company represents and warrants to, and covenants with, VSI that the Proxy Statement will comply in all material respects with the 1934 Act and the rules and regulations promulgated thereunder, that the Proxy Statement will not contain any untrue statements of material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such representation, warranty and covenant shall not apply with respect to any information regarding VSI. The Company will promptly advise VSI in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. At VSI's request, the mailing of the Proxy Statement shall be delayed until VSI or the Company shall have received, from such accountants as VSI shall specify, letters of the type contemplated by Statement on Auditing Standards No. 72 and based upon procedures carried out to such date as VSI shall reasonably specify. After VSI consents to the mailing of the Proxy Statement and all necessary SEC filing requirements have been satisfied, the Company shall mail the Proxy Statement to its shareholders in accordance with all applicable federal and state securities laws and shall use its best efforts to solicit proxies in favor of the Merger.


                                   ARTICLE VII

                          CONDITIONS TO OBLIGATIONS OF
                                  VSI AND NEWCO

         The obligations of VSI and Newco under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 11.2 hereof, on or before the Closing Date, of the following conditions:

         SECTION 7.1 Company Representations and Warranties True. The representations and warranties of the Company contained in this Agreement shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and, except as to representations and warranties (consisting solely of representations and warranties regarding the number of shares of Company Common Stock issued and outstanding on the date hereof set forth in Section 2.2 hereof) which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date, without giving effect to any funds received by the Company after December 28, 1996 upon the exercise of any option or warrant or to the reduction of indebtedness resulting from the conversion of any promissory note or other instrument convertible into shares of the Company's capital stock.

         SECTION 7.2 Performance of Covenants. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date.

         SECTION 7.3 No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or transactions contemplated by the Inducement Agreements or which would limit or affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against VSI, Newco or any subsidiary of VSI or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or by the Inducement Agreements or which seeks to limit or otherwise affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets; and no written advice shall have been received by VSI, Newco or the Company, or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or the transactions contemplated by the Inducement Agreements or limit or otherwise affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets.

         SECTION 7.4 Approvals and Consents. The approval of the shareholders of the Company referred to in Section 8.4 hereof, the Scherer Shareholder Approval, and all approvals of applications to public authorities, Federal, state, or local, if any, the expiration of all waiting periods under the Hart Scott Rodino Act and any other applicable law and all consents or approvals of any non-governmental persons, the granting or expiration of which is necessary for the consummation of the Merger and the consummation of the transactions contemplated by this Agreement and the Scherer Inducement Agreements or for preventing the termination or breach of any material real property lease, right, privilege, license or agreement of VSI or its subsidiaries or of the Company or its Subsidiaries or pertaining to the ABG Assets, or which is necessary for preventing any material loss or disadvantage to VSI and its subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, by reason of the Merger and the consummation of the transactions contemplated hereby and by the Inducement Agreements, shall have been obtained; and no such consent or approval shall have imposed a condition to such consent or approval, and no condition shall have been imposed in connection with any filings made under the Hart Scott Rodino Act or under any other law, which condition in the opinion of VSI is unduly burdensome to the consolidated financial condition or operations of VSI or to the business of the Company and its subsidiaries taken as a whole. All conditions required to be satisfied prior to the Effective Time of the Merger by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods applicable to the parties hereto and the parties to the Inducement Agreements (including without limitation all applicable waiting periods under the Hart Scott Rodino Act) shall have expired.

         SECTION 7.5 Opinion of Counsel. VSI and Newco shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, dated the Closing Date and addressed to VSI and Newco, in form and substance and covering such matters as are reasonably agreed to by the parties. LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon certificates with respect to factual matters.

         SECTION 7.6 Indebtedness. As of the Closing Date, the Company and its Subsidiaries shall not be indebted with respect to "Debt" (as defined herein) in an aggregate amount in excess of $6.4 million. For purposes of this Agreement, the term "Debt" shall mean all amounts owed by the Company and its Subsidiaries
(i) to financial institutions, Scherer and affiliates of Scherer, (ii) on capital leases, (iii) to the Internal Revenue Service and (iv) to holders of the Company's 8.0% Notes due March 31, 1999 issued pursuant to Section 3.03 of the Omnibus Agreement. At the Closing, the Company's chief financial officer shall have delivered a certificate to VSI specifying the amount of such Debt as of the Closing Date.

         SECTION 7.7 Certificates. The Company shall have furnished VSI with certificates of the Company, in form and substance satisfactory to VSI, signed by its president or executive vice president, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in
Section 7.1 hereof) and that the Company has complied in all material respects with all terms, covenants and provisions of this Agreement required to be complied with by it prior to or on the Closing Date. Scherer shall have furnished VSI with a certificates of Scherer, in form and substance satisfactory to VSI, signed by its president or executive vice president, to the effect that the representations and warranties of Scherer contained in the Scherer Inducement Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time and that Scherer has complied in all material respects with all terms, covenants and provisions of the Scherer Healthcare Inducement Agreement required to be complied with by it prior to or on the date of the closings referenced to therein.

         SECTION 7.8 Exchange Agency Agreement. VSI shall have entered into an agreement, in form and substance satisfactory to VSI, with American Stock Transfer and Trust Company or another institution satisfactory to VSI, pursuant to which such institution shall serve as exchange agent for the Merger in accordance with the terms of this Agreement.

         SECTION 7.9 Employment Agreement. The Company, William Thompson ("Thompson") and Scherer shall have entered into an agreement pursuant to which Thompson's existing employment agreement with the Company (the "Employment Agreement") shall terminate as of the Effective Time of the Merger and the Company thereafter shall have no liabilities under the Employment Agreement.

         SECTION 7.10 Rights Agreement. The Company shall have amended the Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time. Prior to the consummation of the Closing, no Rights shall have been exercised under the Rights Agreement.

         SECTION 7.11 Scherer Matters.

                  7.11.1 The representations and warranties of Scherer and Robert Scherer contained in the Inducement Agreements shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date.

                  7.11.2 Scherer and Robert Scherer shall have performed and complied in all material respects with each and every covenant, agreement and condition required by the Inducement Agreements to be performed or complied with by such entity or person prior to or on the Closing Date and on the dates of the closings referred to therein.

                  7.11.3 Scherer, Robert Scherer and VSI shall have agreed upon the form and substance of all documents to be executed and delivered at the closings contemplated by the Inducement Agreements.

         SECTION 7.12 Closing Documentation. VSI shall have received such additional documentation at the Closing as VSI and its counsel may reasonably require to evidence compliance by the Company with all of their obligations hereunder and to evidence compliance by Scherer and Robert Scherer with all of their obligations under the Inducement Agreements.


                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by it in the manner contemplated by Section 11.2 hereof, on or before the Closing Date of the following conditions:

         SECTION 8.1 Representations and Warranties True. The representations and warranties of VSI contained in this Agreement shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date.

         SECTION 8.2 Performance of Covenants. VSI and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         SECTION 8.3 No Governmental or Other Proceedings or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against VSI, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby; and no written advice shall have been received by VSI, Newco or the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

         SECTION 8.4 Approvals. The Company's shareholders shall have approved the Merger by the requisite vote under the BCA and the Company's articles of incorporation, the Scherer Shareholder Approval shall have been obtained, and all approvals of applications to public authorities, Federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained. All conditions required to be satisfied prior to the Effective Time of the Merger by the terms of such approvals shall have been satisfied; and all applicable statutory waiting periods under the Hart Scott Rodino Act and under all other laws shall have expired.

         SECTION 8.5 Opinion of Counsel. The Company shall have received an opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel to VSI, dated the Closing Date and addressed to the Company, in form and substance and covering such matters as are reasonably agreed to by the parties. Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. may rely upon the written opinion of Krys, Boyle, Freedman, Scott & Sawyer with respect to matters of Colorado law and upon certificates with respect to factual matters.

         SECTION 8.6 Certificates. VSI and Newco shall have furnished the Company with certificates of VSI and Newco, respectively, in form and substance satisfactory to the Company, signed by their respective presidents or executive vice presidents, to the effect that the representations and warranties of such corporations contained in this Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time and that such corporations have complied in all material respects with all terms, covenants and provisions of this Agreement required to be complied with by them prior to or on the Closing Date.

         SECTION 8.7 Closing Documentation. The Company shall have received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by VSI and Newco with all of their obligations under this Agreement.


                                   ARTICLE IX

                              CLOSING; CLOSING DATE

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Article X hereof, a closing (the "Closing") will be held on a date mutually acceptable to VSI and the Company as soon as practicable after the latest to occur of (i) the Special Meeting referred to in Section 4.13 hereof, (ii) the receipt of all consents and approvals referred to in Sections 7.4 and 8.4 hereof or the waiver thereof by VSI in the case of consents by private parties, and (iii) the expiration of all waiting periods referred to in Sections 7.4 and 8.4 hereof, at the offices of VSI's special Colorado counsel, Krys, Boyle, Freedman, Scott & Sawyer, at Dominion Plaza, Suite 2700, South Tower, Denver, Colorado, commencing at 10:00 A.M. At such time, date (the "Closing Date") and place, the documents referred to in Articles VII and VIII hereof will be exchanged by the parties and, promptly thereafter, the Articles of Merger will be filed by Newco and the Company with the Secretary of State of the State of Colorado; provided, however, that if any of the conditions provided for in Articles VII and VIII hereof shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 10.1.4 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled to postpone the Closing for a reasonable period of time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived.


                                    ARTICLE X

                                   TERMINATION

         SECTION 10.1 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the shareholders of the Company or Newco:

                  10.1.1 by the mutual written consent of VSI, Newco and the Company; or

                  10.1.2 by VSI or the Company, if (w) the shareholders of the Company fail to approve the Merger at the Special Meeting, (x) the shareholders of Scherer fail to give the Scherer Shareholder Approval at a meeting of Scherer's shareholders convened to vote upon the Scherer Shareholder Approval,
(y) the Board of Directors of the Company shall fail to recommend or shall withdraw or condition its recommendation that the shareholders of the Company approve this Agreement and the Merger or shall have resolved to do so or (z) the Board of Directors of Scherer shall fail to recommend or shall withdraw or condition its recommendation that the shareholders of Scherer give the Scherer Shareholder Approval or shall have resolved to do so; or

                  10.1.3 by VSI if there has been a misrepresentation or breach on the part of the Company in any of the representations or warranties of the Company set forth herein that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of the Company in any of the representations or warranties of the Company set forth herein that are not so qualified, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or if the Company's Special Treatment Sales (as defined in Section 2.24.1 hereof) for the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent (80%) of the Company's Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date, or if there has been a misrepresentation or breach on the part of Scherer or Robert Scherer (collectively, the "Scherer Parties") in any of the representations or warranties of any of the Scherer Parties set forth in the Inducement Agreements that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of any of the Scherer Parties in any of the representations or warranties of the Scherer Parties set forth in the Inducement Agreements that are not so qualified, or if there has been any material failure on the part of any of the Scherer Parties to comply with such entity's or such person's obligations under the Inducement Agreements, or if any of the conditions to VSI's obligation to consummate the Merger set forth in Article VII or to VSI's obligation to consummate the transactions contemplated by the Inducement Agreements has not been satisfied as of the Closing Date, or by the Company if there has been a misrepresentation or breach on the part of VSI or Newco in any of the representations or warranties of VSI or Newco set forth herein that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of VSI in any of the representations or warranties of VSI set forth herein that are not so qualified, or if there has been any material failure on the part of VSI or Newco to comply with their respective obligations hereunder, or if any of the conditions to the Company's obligation to consummate the Merger set forth in Article VIII hereof has not been satisfied as of the Closing Date; or

                  10.1.4 by either the Company or VSI, at its discretion, if the Merger is not effective by July 31, 1997, except that a party whose breach of this Agreement has caused a delay in the consummation of the Merger shall not be entitled to terminate this Agreement pursuant to this Section 10.1.4.

         SECTION 10.2 Termination Procedures. The power of termination provided for by this Article X will be effective only after written notice thereof, signed on behalf of the party for which it is given by its President or other duly authorized officer, shall have been given to the other parties hereto. If this Agreement is terminated in accordance with this Article X, then the Merger shall be abandoned without further action by the Company, VSI and Newco, and their officers shall not file the Articles of Merger with the Secretary of State of the State of Colorado.

         SECTION 10.3 Liability Upon Termination. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto shall have any liability or further obligation to any other party hereto except as follows:

                  10.3.1 A party that is in breach of its representations or warranties hereunder shall not be liable for damages incurred by the other parties hereto as a result of such breach. A party that is in breach of its covenants hereunder shall be liable for damages incurred by the other parties hereto only if (i) such breach is a material breach of a material covenant and
(ii) the party asserting such breach gives the breaching party notice of such breach and such breach is not cured within twenty days thereafter (provided, however, that if such breach is not reasonably curable within such twenty day period but is curable prior to the date set forth in Section 10.1.4 hereof, no party shall be entitled to damages pursuant to this Section 10.3. if the breaching party diligently seeks to effect such cure and does in fact effect such cure prior to the date set forth in Section 10.1.4 hereof). If VSI terminates this Agreement as a result of any such material breach of a covenant and is entitled to damages pursuant to this Section 10.3.1, the Company shall be liable to VSI only to the extent that such damages are proximately caused by such breach. The parties acknowledge that it is not possible to calculate the damages that the Company would suffer in the event that VSI were to materially breach any of its material covenants hereunder. Accordingly, if the Company terminates this Agreement as a result of one or more material breaches of material covenants by VSI or Newco and is entitled to damages pursuant to this
Section 10.3, the parties hereby agree that the Company shall be entitled to the sum of $800,000 (and no more) as liquidated damages with respect to such breaches.

                  10.3.2 In the event that (x) this Agreement is terminated by any party pursuant to Section 10.1.2, by VSI pursuant to Section 10.1.3 or by VSI pursuant to Section 10.1.4, (y) prior to the date on which this Agreement is terminated (i) an offer is made in any manner contemplating a merger with the Company, an acquisition of the Company or its assets, a tender or exchange offer with respect to the Company, a consolidation with the Company, a liquidation of the Company, a recapitalization of the Company or any other Purchase Event (as defined below) or Takeover Proposal (as defined in Section 4.2.7 hereof), (ii) a claim is made that such offer could result in greater value to the Company's shareholders than the value to be received by them upon consummation of the Merger and (iii) after such offer is known to the Company or any of its officers or directors, the shareholders of the Company do not approve the Merger, the shareholders of Scherer fail to grant the Scherer Shareholder Approval, the Company breaches any of its obligations hereunder or all of the conditions precedent described in Article VII hereof are not satisfied, and (z) within twenty-four months after the termination of this Agreement, a Purchase Event occurs, the Company shall pay to VSI, no later than the date on which such Purchase Event occurs, a cash fee equal to $1,500,000. For purposes of this Agreement, the term "Purchase Event" means any of the following events:

                           10.3.2.1  Without  VSI's prior written  consent,  the
Company or any of its officers or directors shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than VSI or any subsidiary of VSI) to effect (A) a merger, consolidation or similar transaction involving the Company or any Subsidiary which would constitute a "significant subsidiary" within the meaning of Rule 405 of the SEC (a "Significant Subsidiary") (other than transactions solely between the Company's Subsidiaries that are not violative of this Agreement), (B) the disposition, by sale, lease, exchange or otherwise, of the Company or of assets of the Company or any of its Subsidiaries representing 25% or more of the consolidated assets of the Company and its Subsidiaries or (C) the issuance, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of the Company or any of its Significant Subsidiaries, other than, in the case of (A),
(B) or (C), any merger, consolidation or similar transaction involving the Company or any of its Subsidiaries in which the voting securities of the Company outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of this Agreement); or

                           10.3.2.2 any person (other than  Scherer,  affiliates
of Scherer, VSI or any subsidiary of VSI) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which Scherer, subsidiaries of Scherer, VSI or a subsidiary of VSI are the sole members, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of the Company or any of its Significant Subsidiaries.

                  10.3.3 Notwithstanding the foregoing, the Company shall not be obligated to pay the $1,500,000 amount set forth in Section 10.3.2 hereof in the event that each of the following circumstances occur in the following order:

                           10.3.3.1 this Agreement is terminated  after a public
announcement is made that a specific third-party other than Scherer (such third-party being hereinafter referred to as the "Potential Acquirer") is proposing one or more transactions which, if consummated, would constitute a Purchase Event;

                           10.3.3.2   subsequent  to  the  termination  of  this
Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue any transactions which would constitute a Purchase Event and, in fact, the potential purchaser does not pursue a Purchase Event;

                           10.3.3.3  the  Company  offers in  writing to VSI the
opportunity  to enter  into an  agreement  and plan of  merger  which is, in all substantial respects (including, without limitation, the nature and amount of the consideration payable by VSI thereunder), identical to this Agreement and Scherer and Robert Scherer offer in writing to VSI the opportunity to enter into agreements which are, in all substantial respects (including, without limitation, the amounts payable by VSI thereunder), identical to the Inducement Agreements; and

                           10.3.3.4  VSI  either  declines  in writing to pursue
such offers or fails to respond to the Company, Robert Scherer and Scherer within 20 days after receipt of notice given in accordance with Section 11.7 hereof.

                  10.3.4 In addition, the Company shall not be obligated to pay the $1,500,000 amount set forth in Section 10.3.2 hereof in the event that each of the following circumstances occur in the following order:

                           10.3.4.1 this Agreement is terminated  after a public
announcement is made that a Potential Acquirer other than Scherer is proposing one or more transactions which, if consummated, would constitute a Purchase Event;

                           10.3.4.2   subsequent  to  the  termination  of  this
Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue any transactions which would constitute a Purchase Event and, in fact, the potential purchaser does not pursue a Purchase Event;

                           10.3.4.3  the  Company  offers in  writing to VSI the
opportunity  to enter  into an  agreement  and plan of  merger  which is, in all substantial respects (including, without limitation, the nature and amount of the consideration payable by VSI thereunder), identical to this Agreement and Scherer and Robert Scherer offer in writing to VSI the opportunity to enter into agreements which are, in all substantial respects (including, without limitation, the amounts payable by VSI thereunder), identical to the Inducement Agreements;

                           10.3.4.4  the  Company  and VSI  enter  into  such an
agreement and plan of merger (the "New Agreement") and VSI enters into such inducement agreements;

                           10.3.4.5  subsequent  to the  execution  of  the  New
Agreement, the New Agreement is terminated for reasons that would not give rise to the payment of any sum by the Company pursuant to the section of the New Agreement that is analogous to Section 10.3.2 hereof and at a time when Scherer has made no public announcement of any intention to acquire the Company; and

                           10.3.4.6  subsequent to such  termination  of the New
Agreement, Scherer determines to pursue the merger of the Company with Scherer or a wholly-owned subsidiary of Scherer and such transaction is consummated.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        SECTION 11.1 Amendment and Modification. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the Company, VSI and Newco by an appropriate written instrument executed by each of such parties at any time prior to the Effective Time of the Merger; provided, however, that following an affirmative vote at the Special Meeting, this Agreement may not be amended to reduce the consideration payable in the Merger in respect of shares of Company Common Stock without obtaining the approval of the Company's shareholders in the manner required by law.

        SECTION 11.2 Waiver of Compliance. To the fullest extent permitted by law, each of VSI, Newco and the Company may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto with any of the covenants, or waive any of the conditions of its obligations, contained herein; provided, however, that the obtaining of the approval of the Company's shareholders referred to in Sections 7.4 and 8.4 hereof and the expiration of all applicable waiting periods under the Hart Scott Rodino Act shall not be waivable. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        SECTION 11.3 Survival. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties hereto. None of the representations or warranties of the parties hereto set forth in Articles II and III hereof, or in any document furnished pursuant hereto, shall survive the Merger. The terms and conditions set forth in Sections 10.3, 11.4, 11.5 and 11.6 hereof, as well as this Section 11.3, shall survive any termination of this Agreement.

         SECTION 11.4 No Third Party Rights. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than VSI, Newco and the Company and their respective security holders, any rights or remedies under or by reason of this Agreement.

        SECTION 11.5 Confidentiality. VSI and the Company shall honor the confidentiality agreements previously delivered by each such party to the other with respect to matters pertaining to the Merger.

        SECTION 11.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

        SECTION 11.7 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

                  (a)      If to the Company:

                           Marquest Medical Products, Inc.
                           11039 East Lansing Circle
                           Englewood, Colorado  80112
                           Attn:  William Thompson
                           Telephone:  800-525-1882, ext. 404
                           Telecopy:   303-792-5028

                           with a copy to:

                           Thomas Moore, Esq.
                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           633 Seventeenth Street
                           Suite 2800
                           Denver, Colorado  80202
                           Telephone:  303-291-2644
                           Telecopy:   303-297-0422

or to such other person as the Company shall designate in writing, such writing to be delivered to VSI in the manner provided in this Section 11.7;

                  (b)      If to VSI or Newco:

                           Vital Signs, Inc.
                           20 Campus Road
                           Totowa, New Jersey  07512
                           Attn:  Mr. Anthony J. Dimun
                           Telephone:  201-790-1330, ext. 371
                           Telecopy:   201-790-3842

                           with a copy to:

                           Jay Sturm, Esq.
                           General Counsel
                           Vital Signs, Inc.
                           20 Campus Road
                           Totowa, New Jersey  07512
                           Telephone:  201-790-1330, ext. 372
                           Telecopy:   201-790-3842


                           and with a copy to:

                           Peter H. Ehrenberg, Esq.
                           Lowenstein, Sandler, Kohl,
                             Fisher & Boylan, P.C.
                           65 Livingston Avenue
                           Roseland, New Jersey  07068
                           Telephone: 201-992-8003
                           Telecopy:  201-992-5820

or to such other person as VSI shall designate in writing, such writing to be delivered to the Company in the manner provided in this Section 11.7.

         SECTION 11.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that Newco may assign this Agreement and its rights, interests and obligations hereunder to another directly or indirectly wholly-owned subsidiary of VSI without the consent of the Company.

         SECTION 11.9 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey.

         SECTION 11.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 11.11 Headings and References. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

         SECTION 11.12 Entire Agreement. This Agreement (including the Disclosure Letter and the documents and agreements referred to herein, all of which form a part hereof), any other document executed by the parties hereto concurrently herewith, the confidentiality agreements delivered by VSI and the Company to each other and any other document signed by the parties hereto referencing this Section 11.12 contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 11.13 Publicity. Except as otherwise required by law or the rules of the Nasdaq Stock Market, so long as this Agreement is in effect, neither VSI nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         SECTION 11.14  General  Interpretive  Principles.  For purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  11.14.1 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders;

                  11.14.2 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  11.14.3 a reference to a Section or Article without further reference to Subsections within such Section or without further reference to Subsections or Sections within such Article shall constitute a reference to all Subsections within such Section or all Sections and Subsections within such Article unless the context otherwise expressly indicates;

                  11.14.4 the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                  11.14.5 the term "include" or "including" shall mean without limitation by reason of enumeration; and

                  11.14.6 the parties hereto do not intend for this Agreement or any other document prepared in connection with the Merger to be construed against the party that drafted this Agreement or such other document merely by virtue of the fact that such party drafted this Agreement or such other document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                         VITAL SIGNS, INC.



                                         By:/s/ Anthony J. Dimun
                                            ______________________________
                                            Anthony J. Dimun,
                                            Executive Vice President



                                         VSI ACQUISITION CORPORATION



                                         By:/s/ Anthony J. Dimun
                                            ______________________________
                                            Anthony J. Dimun,
                                            Executive Vice President



                                         MARQUEST MEDICAL PRODUCTS, INC.



                                         By:/s/ William Thompson
                                           ______________________________
                                             William Thompson, President